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                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Chancellor Corporation

         We consent to incorporation by reference in the Registration State dated September 30, 1998, on Form S-8 and related prospectus of Chancellor Corporation of our report dated March 18, 1998 except for Note V which is as of March 27, 1998, relating to the consolidated financial statements of Chancellor Corporation and Subsidiaries as of December 31, 1997, which report appears in the December 31, 1997 Annual Report on Form 10-KSB of Chancellor Corporation.

                                               /s/ Reznick Fedder & Silverman
                                               --------------------------------
                                               Reznick Fedder & Silverman

Boston, MA
September 30, 1998